UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2013

USA Mobility, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420 Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 23, 2013, Vincent D. Kelly, the President and Chief Executive Officer of USA Mobility, Inc. (the “Company”), adopted a pre-arranged stock trading plan (the “Plan”) in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy to sell up to 100,000 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”). The first sale under the Plan will take place during the third quarter of 2013 and Mr. Kelly may sell shares of the Company’s common stock under the Plan through December 2015, at which time the Plan will terminate. The Plan allows for no more than 10,000 shares to be sold during a calendar quarter.

Transactions under the Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals who are not aware of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options and/or the sale of shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

August 23, 2013	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer